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EXHIBIT NO. 23.1:  CONSENT OF KPMG FIDES PEAT, INDEPENDENT AUDITORS TO THE BOARD
                   OF DIRECTORS OF ALUSUISSE GROUP LTD.

We consent to the incorporation by reference in registration statements
No. 333-89711, 33-6070, 33-34716 and 33-61790 on Form S-8 and registration statements No. 333-76535, 2-78568, 2-78713 and 33-82754 on Form S-3 of Alcan
Aluminium Limited of our report dated June 30, 2000, with respect to the consolidated balance sheets of Alusuisse Group Ltd. (formerly "Alusuisse Lonza Group AG") and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Current Report on Form 8-K/A of Alcan Aluminium Limited dated December 21, 2000.

Zurich, Switzerland
December 21, 2000

                                                        /s/ KPMG Fides Peat
                                                        -------------------
                                                            KPMG Fides Peat


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